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                                                                  EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       ADELPHIA COMMUNICATIONS CORPORATION

                      ADELPHIA ACQUISITION SUBSIDIARY, INC.

                                       AND

                          CENTURY COMMUNICATIONS CORP.

                         ------------------------------

                            DATED AS OF MARCH 5, 1999

                         ------------------------------





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                                TABLE OF CONTENTS


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                                    ARTICLE I
    THE MERGER.................................................................. 5

    Section 1.01  The Merger ................................................... 5
    Section 1.02  Conversion of Shares ......................................... 5
    Section 1.03  Merger Consideration ......................................... 6
    Section 1.04  Letter of Transmittal. ....................................... 6
    Section 1.05  Deposit of Merger Consideration. ............................. 6
    Section 1.06  Surrender and Payment ........................................ 7
    Section 1.07  Adjustments .................................................. 8
    Section 1.08  Fractional Shares ............................................ 8
    Section 1.09  Withholding of Tax ........................................... 8
    Section 1.10  Lost Certificates ............................................ 8
    Section 1.11  Stock Transfer Books. ........................................ 8
    Section 1.12  Shareholder Approval ......................................... 9
    Section 1.13  Stock Options and Restricted Stock ........................... 9

                                   ARTICLE II
    THE SURVIVING CORPORATION ..................................................10

    Section 2.01  Certificate of Incorporation .................................10
    Section 2.02  Bylaws .......................................................10
    Section 2.03  Directors ....................................................10
    Section 2.04  Officers .....................................................10
    Section 2.05  Name .........................................................10

                                   ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..............................10

    Section 3.01  Corporate Existence and Power ................................10
    Section 3.02  Corporate Authorization ......................................11
    Section 3.03  Governmental Authorization ...................................11
    Section 3.04  Non-contravention ............................................12
    Section 3.05  Capitalization ...............................................12
    Section 3.06  Significant Subsidiaries .....................................13
    Section 3.07  SEC Filings ..................................................14
    Section 3.08  Financial Statements .........................................14
    Section 3.09  Disclosure Documents .........................................14
    Section 3.10  Absence of Certain Changes or Events .........................15
    Section 3.11  Litigation ...................................................15
    Section 3.12  Taxes ........................................................15
    Section 3.13  Employee Benefit Plans .......................................16


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    Section 3.14  Brokers ......................................................17
    Section 3.15  Compliance with Applicable Laws ..............................17
    Section 3.16  Environmental Matters ........................................18
    Section 3.17  Opinion of Financial Advisor .................................18
    Section 3.18  No Other Representations .....................................18

                                   ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.................... 18

    Section 4.01  Corporate Existence and Power ................................19
    Section 4.02  Corporate Authorization ......................................19
    Section 4.03  Governmental Authorization ...................................19
    Section 4.04  Non-contravention ............................................20
    Section 4.05  Capitalization ...............................................20
    Section 4.06  Significant Subsidiaries .....................................21
    Section 4.07  SEC Filings ..................................................22
    Section 4.08  Financial Statements .........................................22
    Section 4.09  Disclosure Documents .........................................22
    Section 4.10  Absence of Certain Changes or Events .........................23
    Section 4.11  Litigation ...................................................23
    Section 4.12  Brokers ......................................................23
    Section 4.13  Compliance with Applicable Laws ..............................24
    Section 4.14  Interested Shareholder .......................................24
    Section 4.15  Ownership of Merger Sub; No Prior Activities..................24
    Section 4.16  Opinion of Financial Advisor .................................24
    Section 4.17  No Other Representations .....................................24

                                    ARTICLE V
    COVENANTS OF THE COMPANY................................................... 24

    Section 5.01  Conduct of the Company .......................................24
    Section 5.02  Other Transactions ...........................................27
    Section 5.03  Affiliates ...................................................27

                                   ARTICLE VI
    COVENANTS OF PARENT, MERGER SUB AND THE SURVIVING CORPORATION.............. 24

    Section 6.01  Indemnification; Directors' and Officers' Insurance...........28
    Section 6.02  Employee Benefit Arrangements ................................29
    Section 6.03  Listing, Registration ........................................29
    Section 6.04  Conduct of Parent ............................................29
    Section 6.05  Obligations of Merger Sub ....................................29

                                   ARTICLE VII
    COVENANTS OF PARENT, MERGER SUB AND THE COMPANY.............................26

    Section 7.01  Reasonable Best Efforts ......................................30
    Section 7.02  Registration Statement .......................................30

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    Section 7.03  Company Shareholder Meeting ..................................30
    Section 7.04  Consents .....................................................31
    Section 7.05  Public Announcements .........................................31
    Section 7.06  Notification of Certain Matters ..............................31
    Section 7.07  Antitrust Matters ............................................31
    Section 7.08  Access to Information ........................................32
    Section 7.09  Tax-free Reorganization ......................................33
    Section 7.10  Dissenting Shareholders ......................................33
    Section 7.11  Registration Rights. .........................................33
    Section 7.12  Board of Directors ...........................................33
    Section 7.13  Citizens Joint Venture .......................................34

                                  ARTICLE VIII
    CONDITIONS TO THE MERGER....................................................34

    Section 8.01  Conditions to the Obligations of Each Party...................34
    Section 8.02  Conditions Precedent to the Obligations of Merger Sub.........34
    Section 8.03  Conditions Precedent to the Obligations of the Company........35

                                   ARTICLE IX
    TERMINATION ............................................................... 36

    Section 9.01  Termination ..................................................36
    Section 9.02  Effect of Termination ........................................37
    Section 9.03  Fees and Expenses ............................................37

                                    ARTICLE X
    MISCELLANEOUS ............................................................. 37

    Section 10.01 Notices                                                       37
    Section 10.02 Survival of Representations, Warranties and Agreements........38
    Section 10.03 Amendment ....................................................38
    Section 10.04 Extension; Waiver ............................................39
    Section 10.05 Successors and Assigns .......................................39
    Section 10.06 Governing Law ................................................39
    Section 10.07 Jurisdiction .................................................39
    Section 10.08 Counterparts; Effectiveness ..................................39
    Section 10.09 Entire Agreement; No Third-party Beneficiaries................39
    Section 10.10 Headings .....................................................40
    Section 10.11 Severability .................................................40
    Section 10.12 Definitions. .................................................40


Exhibit A:  Class B Voting Agreement
Exhibit B:  Rigas Class B Voting Agreement

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                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of March 5, 1999 among Adelphia Communications Corporation, a Delaware corporation ("Parent"), Adelphia Acquisition Subsidiary, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub") and Century Communications Corp., a New Jersey corporation (the "Company").

                                    RECITALS

          A. The respective Boards of Directors of Parent, Merger Sub and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the acquisition of the Company by Parent on the terms and conditions set forth herein.

          B. The parties intend that the acquisition contemplated by this Agreement constitute a "reorganization" within the meaning of Section 368(a) of the Code (as defined in Section 10.12(a)).

          C. As an inducement to Parent to enter into this Agreement and to incur the obligations set forth herein, all of the holders of Class B Company Common Stock (as defined in Section 1.02(a)) (the "Class B Shareholders"), concurrently with the execution and delivery of this Agreement, are entering into a Voting Agreement with Parent in the form of Exhibit A (the "Class B Voting Agreement") pursuant to which the Class B Shareholders have agreed to vote the shares of the Class B Company Common Stock (as defined in Section 1.02(a)) owned by them in favor of this Agreement and the Merger.

          D. As an inducement to the Company to enter into this Agreement and to incur the obligations set forth herein, certain shareholders of Parent (the "Parent Shareholders"), concurrently with the execution and delivery of this Agreement, are entering into a Voting Agreement with the Company in the form of Exhibit B (the "Rigas Class B Voting Agreement") pursuant to which the Parent Shareholders have agreed to vote the shares of Parent Common Stock (as defined in Section 1.03(a)) owned by them in favor of this Agreement and the Merger.

          In consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the parties agree as follows.

                                    ARTICLE I

                                   THE MERGER

          Section 1.01 The Merger.

          (a) At the Effective Time (as defined in Section 1.01(c)), the Company shall be merged (the "Merger") with and into Merger Sub in accordance with the New Jersey Business




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Corporation Act (the "NJBCA") and the General Corporation Law of the State of
Delaware, whereupon the separate existence of the Company will cease, and Merger Sub shall be the surviving corporation (the "Surviving Corporation").

          (b) The closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction of the conditions set forth in Article VIII, at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, unless the parties agree in writing to another time, date or place.

          (c) Upon the Closing, the Company and Merger Sub will file a certificate of merger with the Secretaries of State of the States of New Jersey and Delaware and make all other filings or recordings required by New Jersey and Delaware law in connection with the Merger. The Merger will become effective at such time as the certificates of merger are filed with the Secretaries of State of the States of New Jersey and Delaware or at such later time as is specified in the certificates of merger (the "Effective Time").

          (d) From and after the Effective Time, the Surviving Corporation will possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the Delaware General Corporation Law.

          Section 1.02 Conversion of Shares. At the Effective Time:

          (a) Each share of (i) Class A capital stock of the Company, par value $0.01 per share (the "Class A Company Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Class A Merger Consideration (as defined in Section 1.03(a)) and
(ii) Class B capital stock of the Company, par value $0.01 per share (the "Class B Company Common Stock" and together with the Class A Company Common Stock, the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Class B Merger Consideration (as defined in Section 1.03(b)).

          (b) Each share of Company Common Stock held by the Company as treasury stock or owned by Parent or any of the Parent Subsidiaries immediately prior to the Effective Time will be canceled, and no payment will be made with respect thereto.

          (c) Each issued and outstanding share of capital stock of Merger Sub will remain outstanding and will be unchanged as a result of the Merger.

          Section 1.03 Merger Consideration.

          (a) The term "Class A Merger Consideration" means the right to receive, for each share of Class A Company Common Stock, $9.16426528 in cash and
0.61222732 shares of Parent Class A Common Stock, par value $.01 per share ("Parent Common Stock").






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          (b) The term "Class B Merger Consideration" means the right to receive, for each share of Class B Company Common Stock, $11.81417001 in cash and 0.63595483 shares of Parent Common Stock. The Class B Merger Consideration and the Class A Merger Consideration are referred to herein as the "Merger Consideration."

          Section 1.04 Letter of Transmittal. On or prior to the Effective Time, Parent will authorize one or more commercial banks acceptable to the Company, organized under the laws of the United States or any state thereof, to act as Exchange Agent hereunder (the "Exchange Agent"). Promptly after the Effective Time, Parent will cause the Exchange Agent to mail to each record holder of Company Common Stock at the Effective Time (i) a letter of transmittal (the "Letter of Transmittal") that will specify that delivery will be effected, and risk of loss and title to the certificates formerly representing the Company Common Stock will pass, upon delivery of such certificates to the Exchange Agent and will be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Parent reasonably may specify and (ii) instructions for use in effecting the surrender of the certificates formerly representing shares of Company Common Stock in exchange for the Merger Consideration.

          Section 1.05 Deposit of Merger Consideration. On or prior to the Effective Time, Parent will deposit with the Exchange Agent, for the benefit of the former holders of Company Common Stock, cash and certificates sufficient to pay the Merger Consideration for all the shares of Company Common Stock. The shares of Parent Common Stock into which shares of Company Common Stock will be converted pursuant to the Merger will be deemed to have been issued at the Effective Time for purposes of entitlement to dividends declared, if any, after the Effective Time.

          Section 1.06 Surrender and Payment.

          (a) Upon surrender for cancellation to the Exchange Agent of a certificate formerly representing shares of Company Common Stock, together with the Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof will be entitled to receive (i) a certified or bank cashier's check in the amount equal to the aggregate amount of Merger Consideration that takes the form of cash which such holder has the right to receive pursuant to the provisions of this Article I (including any dividends or distributions related thereto which such former holder of Company Common Stock is entitled to receive pursuant to the provisions of Section 1.06(c) and any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 1.08) and (ii) certificates representing the aggregate number of shares of Parent Common Stock with respect to the Merger Consideration that takes the form of Parent Company Stock which such holder has the right to receive pursuant to the provisions of this Article I, less the amount of any required withholding taxes, if any, in accordance with Section 1.09. After the Effective Time and until so surrendered, each certificate representing shares of Company Common Stock will represent for all purposes only the right to receive the Merger Consideration.




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          (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it will be a condition of such delivery that the surrendered certificate or certificates shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of the delivery of the Merger Consideration to a Person other than the registered holder of the surrendered certificate or certificates or such Person shall establish to the satisfaction of the Exchange Agent that any such Tax has been paid or is not applicable.

          (c) No dividends or other distributions declared or made with respect to Parent Common Stock on or after the Effective Time will be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until such certificate is surrendered as provided in this Section 1.06. Upon such surrender, Parent will be pay to the holder of the certificates evidencing shares of Parent Common Stock issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to shares of Parent Common Stock.

          (d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.05 that remains unclaimed by holders of shares of Company Common Stock two years after the Effective Time will be returned to Parent upon demand. Any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this
Article I prior to that time thereafter will look only to Parent for payment of the Merger Consideration in respect of such shares of Company Common Stock.

          Section 1.07 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent occurs, including by means of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration will be adjusted appropriately.

          Section 1.08 Fractional Shares. No fractional shares of Parent Common Stock will be issued in the Merger. All fractional shares of Parent Common Stock that a holder of shares of Company Common Stock otherwise would be entitled to receive as a result of the Merger will be aggregated. If a fractional share results from such aggregation, in lieu thereof such holder will be entitled to receive from Parent, promptly after the Effective Time, an amount in cash determined by multiplying the closing price of a share of Parent Common Stock on the Nasdaq National Market on the trading day immediately preceding the Effective Time by the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled.

          Section 1.09 Withholding of Tax. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code,





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or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent.

          Section 1.10 Lost Certificates. If any certificate evidencing Company Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against claims that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration to which such Person may be entitled pursuant to this Article I and cash and any dividends or other distributions to which such Person may be entitled pursuant to Section 1.06(a).

          Section 1.11 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed and there will be no further registration of transfers of shares of Company Common Stock on the records of the Company. Certificates formerly representing shares of Company Common Stock that are presented to the Surviving Corporation after the Effective Time will be canceled and exchanged for certificates representing shares of Parent Common Stock.

          Section 1.12 Shareholder Approval. This Agreement will be submitted for adoption and approval to the holders of shares of Class A Company Common Stock and the holders of shares of Class B Company Common Stock at the Company Shareholder Meeting (as defined in Section 7.03) in accordance with the provisions of this Agreement. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon of Class A Company Common Stock and Class B Company Common Stock (voting as separate classes) is required to approve this Agreement. No other approval of the Company's shareholders is required in order to consummate the Merger.

          Section 1.13 Stock Options and Restricted Stock. As of the Effective
Time:

          (a) Each outstanding option (an "Option") to purchase shares of Class A Company Common Stock granted under the Company's 1985 Stock Option Plan, the 1993 Non-Employee Directors' Stock Option Plan and the 1994 Stock Option Plan, or any similar plan or arrangement (collectively, the "Option Plans"), whether or not then exercisable or vested, will become fully exercisable and vested. Any restricted shares of Class A Company Common Stock issued pursuant to the 1992 Management Equity Incentive Plan will become fully vested and will cease to be restricted.





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          (b) Each outstanding Option, at the election of each holder of such
Option, which election will be available on an option-by-option basis, either:

               (i) will be exercised, effective as of the Effective Time, and each share of Class A Company Common Stock issuable with respect thereto will be converted into the right to receive the Merger Consideration as provided in Section 1.03; or

               (ii) will be assumed by Parent and will become an option to acquire, on the same terms and conditions as were applicable under the Option Plans (except as provided in Section 1.13(a)), the number of shares of Parent Common Stock as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time and received the Merger Consideration, at a price per share equal to (x) the aggregate exercise price for the shares of Class A Company Common Stock otherwise issuable pursuant to such Option divided by (y) the number of full shares of Parent Common Stock deemed purchasable under such Option. In the case of any Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such Option and the terms and conditions of exercise of such option will be determined in order to comply with
     Section 424 of the Code.

          (c) Parent will take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Options assumed by it in accordance with this Section 1.14. Promptly after the Effective Time, Parent will file with the SEC a registration statement on Form S-3 or S-8, as appropriate, covering the shares of Parent Common Stock subject to such Options and will use its commercially reasonable efforts to cause such registration statement to remain effective for so long as such Options remain outstanding.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

          Section 2.01 Certificate of Incorporation. The certificate of incorporation of Merger Sub in effect at the Effective Time will be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

          Section 2.02 Bylaws. Subject to the provisions of Section 6.01, the by-laws of Merger Sub in effect at the Effective Time will be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

          Section 2.03 Directors. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the Effective Time will be the directors of the Surviving Corporation.





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          Section 2.04 Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the officers of Merger Sub at the Effective Time will be the officers of the Surviving Corporation.

          Section 2.05 Name. The name of the Surviving Corporation at the Effective time will be Arahova Communications, Inc.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent that, except for inaccuracies in the representations and warranties resulting from compliance by the Company with any of its obligations under this Agreement or actions taken by the Company in accordance with this Agreement and except as disclosed in the Company Disclosure Schedule:

          Section 3.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all corporate power required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has delivered to Parent copies of the Company's certificate of incorporation and by-laws as currently in effect.

          Section 3.02 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the approval and adoption by the Company's shareholders of this Agreement and the Merger, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub and receipt of all required approvals by the Company's shareholders in connection with the consummation of the Merger, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability. The Board of Directors of the Company (the "Company Board") has approved the Merger, this Agreement, the Class B Voting Agreement and the transactions contemplated hereby and thereby and such approval, assuming the accuracy of the representation in Section 4.14, is sufficient to render the provisions of Article 14A:10A of the NJBCA inapplicable to the Merger, this Agreement, the Class B Voting Agreement and the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the






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transactions contemplated hereby (other than the approval and adoption of the
Merger and this Agreement by the shareholders of the Company to the extent required by the Company's certificate of incorporation and by applicable law).

          Section 3.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby require no consent, waiver, approval, authorization or permit by or from, or action by or in respect of, or filing with, any Governmental Entity, other than: (i) the filing of certificates of merger as contemplated by Section 1.01(c); (ii) compliance with any applicable requirements of state takeover laws; (iii) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended and the rules and regulations thereunder (the "HSR Act"); (iv) compliance with any applicable requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"); (v) compliance with any applicable requirements of the Communications Act of 1934, as amended (together with the rules, regulations and published decisions of the FCC (as defined below), the "Communications Act"); (vi) filings under state securities or "blue-sky" laws; (vii) notice to, or consents, approvals or waivers from, the relevant Franchising Authorities or other third parties in connection with a change of control of the holder of the Franchises of the Company and the Company Subsidiaries and of the Federal Communications Commission (the "FCC") in connection with a change of control or a transfer of assets of the holder of the FCC licenses of the Company and the Company Subsidiaries; and (viii) such consents, waivers, approvals, authorizations, permits, filings or actions that, if not taken, made or obtained, would not in the aggregate have a Material Adverse Effect.

          Section 3.04 Non-contravention. Assuming compliance with the matters referred to in Section 3.03, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) assuming receipt of the approval of shareholders of the Company referred to in Section 3.02, contravene or conflict with the certificate of incorporation or by-laws of the Company; (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Company Subsidiary that would be a significant subsidiary within the meaning of Regulation S-X under the Exchange Act (a "Significant Subsidiary of the Company"); (iii) result in a breach or violation of or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of the Company or any Significant Subsidiary of the Company or to a loss of any material benefit to which the Company or any Significant Subsidiary of the Company is entitled or require any consent, approval or authorization under any provision of any material agreement, contract or other instrument binding upon the Company or any Significant Subsidiary of the Company or any of their respective assets (including any material license, franchise, permit or other similar authorization held by the Company or any Significant Subsidiary of the Company); or (iv) result in the creation or imposition of any Lien on any material asset of the Company or any Significant





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Subsidiary of the Company, except for such contraventions, conflicts or violations referred to in clause (ii) and breaches, violations, defaults, rights of termination, amendment, cancellation or acceleration, losses, Liens or other occurrences referred to in clauses (iii) and (iv) (each, a "Violation") that in the aggregate would not have a Material Adverse Effect. Upon consummation of the Company's joint venture agreement with TCI Communications, Inc., the Company will amend the Company Disclosure Schedule with respect to this Section 3.04 to give effect to such transaction.

          Section 3.05 Capitalization.

          (a) As of February 11, 1999, the authorized capital stock of the Company consisted of the following: (i) 400,000,000 shares of Class A Company Common Stock, of which 32,879,755 were issued and outstanding; (ii) 300,000,000 shares of Class B Company Common Stock, of which 42,322,059 were issued and outstanding; and (iii) 100,000,000 shares of preferred stock, of which no shares were issued and outstanding.

          (b) As of February 11, 1999, there were outstanding Options to purchase an aggregate of 2,666,049 shares of Class A Company Common Stock (of which Options to purchase an aggregate of 1,784,659 shares of Class A Company Common Stock were exercisable).

          (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.05 and except for changes since February 11, 1999 resulting from the exercise of Options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company (other than the shares of Class B Company Common Stock, which are convertible into shares of Class A Company Common Stock) and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (other than the shares of Class B Company Common Stock, which are convertible into shares of Class A Company Common Stock). The securities described in Section 3.05(a) and Section 3.05(b) are referred to collectively as the "Company Securities"). Except pursuant to the terms of the Company Securities, there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

          (d) Except with respect to the interests in the Persons listed in the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person other than to wholly-owned Company Subsidiaries or in the ordinary course of business consistent with past practice.

          Section 3.06 Significant Subsidiaries.

          (a) Each Significant Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of organization, has all corporate, partnership or similar powers required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation or other legal entity and (if applicable) is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be duly organized, validly existing and in good standing or to have such powers would not have a Material Adverse Effect. All Significant Subsidiaries of the Company and their respective jurisdictions of organization are identified in the Company Disclosure Schedule.

          (b) All of the outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary of the Company, are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Significant Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any Significant Subsidiary of the Company, and no other obligation of the Company or any Significant Subsidiary of the Company to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company. The securities described in clauses (i) and (ii) above are referred to collectively as the "Company Subsidiary Securities". There are no outstanding obligations of the Company or any Significant Subsidiary of the Company to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities or pay any dividend or make any other distribution in respect thereof to a Person other than the Company or a wholly-owned Significant Subsidiary of the Company.

          Section 3.07 SEC Filings. The Company has filed with the SEC all forms, reports, definitive proxy statements, schedules and registration statements required to be filed with the SEC since May 31, 1998 (the "Company SEC Reports"). No Company Subsidiary is required to file any report, form or document with the SEC pursuant to the Exchange Act or the Securities Act. As of their respective filing dates, no Company SEC Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company SEC Reports when filed complied in all material respects with applicable requirements of the Securities Act and the Exchange Act.

          Section 3.08 Financial Statements . The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Reports fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto or in the case of unaudited interim financial statements as permitted by Form 10-Q of the SEC), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and its consolidated statements of operations, shareholders' equity and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

          Section 3.09 Disclosure Documents.

          (a) The Proxy Statement/Prospectus and any amendment or supplement thereto, when filed, will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. At the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on the approval and adoption of this Agreement, the Proxy Statement/Prospectus, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this
Section 3.09(a) do not apply to statements in or omissions from the Proxy Statement/Prospectus or any amendment or supplement thereto based upon information furnished to the Company by Parent for use therein.

          (b) None of the information furnished to Parent for use in (or incorporation by reference in) the Registration Statement (as defined in Section 4.09) or any amendment or supplement thereto will contain, at the time the Registration Statement or any amendment or supplement thereto becomes effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          Section 3.10 Absence of Certain Changes or Events. Since May 31, 1998, except (x) as contemplated by this Agreement or disclosed in the Company SEC Reports and (y) for any change resulting from the transactions contemplated by this Agreement or general economic, financial, competitive or market conditions or conditions or circumstances generally affecting the cable television or communications industries, there has not been: (i) any change in the business, operations or financial condition of the Company or any of the Company Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of the Company Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of the Company Subsidiaries; (iii) any incurrence, assumption or guarantee by the Company or any of the Company Subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices; or (iv) as of the date hereof, any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of the Company Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 3.11 Litigation. Except as set forth in the Company SEC Reports filed prior to the date hereof, there is, as of the date hereof, no action, suit or proceeding pending, or to the knowledge of the Company threatened, against the Company or any Company Subsidiary before any court, arbitrator or other Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 3.12 Taxes. Except to the extent that failure to do so would not have a Material Adverse Effect, each of the Company and its Significant Subsidiaries has filed all Tax returns and reports required to be filed by it and has paid, or established adequate reserves for, all Taxes required to be paid by it. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company that would have a Material Adverse Effect. No requests for waivers of the time to assess any such Taxes are pending, other than waivers relating to property taxes and sales and use taxes.

          Section 3.13 Employee Benefit Plans.

          (a) The Company Disclosure Schedule identifies each material employment, severance or similar contract or arrangement or any plan, policy, fund, program or contract or arrangement providing for compensation, bonus, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that
(i) is entered into, maintained, administered or contributed to, as the case may be, by the Company or any Company Subsidiary and (ii) covers any employee or former employee of any Company or Company Subsidiary employed in the United States or Puerto Rico (each, an "Employee Plan").

          (b) The Company has furnished or made available to Parent copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan. There is no material accumulated funding deficiency, termination or partial termination, or requirement to provide security with respect to any Employee Plan. The fair market value of the assets of each material Employee Plan would exceed the value of all liabilities and the obligations of such Employee Plan if such plan were to terminate on the Closing Date. The transaction contemplated by this Agreement will not result in any material liability under ERISA to the Company or any of the Company's Subsidiaries or Parent, or any of their respective ERISA Affiliates.

          (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and each trust related thereto has been determined to be exempt from tax pursuant to Section 501(a) of the Code. The Company is not aware of any event that has occurred since the date of such determinations that would adversely affect such qualification or tax exempt status. The Company has provided Parent with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code.

          (d) No Employee Plan is a Multiemployer plan as defined in Section 3(37) of ERISA or is a plan subject to Title IV of ERISA. Neither the Company nor any Company Subsidiary or any of their ERISA Affiliates (or any former ERISA Affiliate with respect to the period in which such entity was an ERISA Affiliate) has ever maintained, adopted or established, contributed or been required to contribute to, or otherwise participated or been required to participate in, any such plan.

          (e) Neither the Company nor any Company Subsidiary has any current or projected material liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required to avoid excise tax under Section 4980B of the Code.

          (f) There has been no amendment to, written interpretation of or announcement by the Company, any Company Subsidiary or their respective Affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof, other than ordinary course of business increases related to health, life and disability insurance plans.

          (g) Other than as disclosed in the Company SEC Reports, no employee or former employee of the Company or any Company Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or an enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) under any Employee Plan as a result of the transactions contemplated hereby.

          (h) Other than routine claims for benefits and liability for premiums due to the Pension Benefit Guaranty Corporation, neither the Company nor any Company Subsidiary or ERISA Affiliate (or any former ERISA Affiliate with respect to the period in which such entity was an ERISA Affiliate) has incurred any material liability with respect to any Employee Plan that is currently due and owing and has not yet been satisfied, including under ERISA, the Code or other applicable law. No event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances (other than the accrual of benefits under the normal terms of the Employee Plans), that could result in the imposition of any material liability on the Company or any Company Subsidiary or ERISA Affiliate (or any former ERISA Affiliate with respect to the period in which such entity was an ERISA Affiliate) with respect to any Employee Plan, including under ERISA, the Code or other applicable law with respect to any Employee Plan.

          Section 3.14 Brokers. Except for the engagement of Donaldson, Lufkin & Jenrette Securities Corporation, none of the Company or any of the Company Subsidiaries, or any of their respective officers, directors or employees, has employed any investment banker, broker, finder or other intermediary or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

          Section 3.15 Compliance with Applicable Laws. The Company and the Company Subsidiaries are in substantial compliance with all laws, regulations and orders of any Governmental Entity applicable to them, except where the failure to comply would not have a Material Adverse Effect. The Company and each Company Subsidiary are in material compliance with, and have obtained, all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except where the failure to obtain such licenses, permits, franchises or other governmental authorizations would not have a Material Adverse Effect.

          Section 3.16 Environmental Matters. Except as would not have a Material Adverse Effect: (i) to the Company's knowledge, no real property currently or formerly owned or operated by the Company or any current Company Subsidiary is contaminated with any Hazardous Substances to an extent or in a manner or condition now requiring remediation under any Environmental Law; (ii) no judicial or administrative proceeding is pending or, to the knowledge of the Company, threatened relating to liability for any off-site disposal or contamination; and (iii) the Company and the Company Subsidiaries have not received in writing any claims or notices alleging liability under any Environmental Law. To the Company's knowledge, neither the Company nor any Company Subsidiary is in violation of any applicable Environmental Law and no condition or event has occurred with respect to the Company or any Company Subsidiary that would constitute a violation of such Environmental Law, excluding in any event such violations, conditions and events that would not have a Material Adverse Effect.

          Section 3.17 Opinion of Financial Advisor. The Company has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that the Merger Consideration is fair from a financial point of view to the shareholders of the Company (other than shareholders who are Affiliates of the Company).

          Section 3.18 No Other Representations. Except as specifically set forth in this Article III, the Company has not made, and Parent and Merger Sub have not relied upon, any representations or warranties, whether express or implied.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

          Parent and Merger Sub represent and warrant to the Company that, except for inaccuracies in the representations and warranties resulting from compliance by Parent and

Merger Sub with any of their obligations under this Agreement or actions taken by Parent or Merger Sub in accordance with this Agreement and except as disclosed in the Parent Disclosure Schedule:

          Section 4.01 Corporate Existence and Power.

          (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to carry on its business as now conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Parent has delivered to the Company copies of Parent's certificate of incorporation and by-laws as currently in effect.

          (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to carry on its business as now conducted. Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Merger Sub has delivered to the Company copies of Merger Sub's certificate of incorporation and by-laws as currently in effect.

          Section 4.02 Corporate Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of each of Parent and Merger Sub and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability. The Board of Directors of each of Parent and Merger Sub, and Parent as the sole shareholder of Merger Sub, have approved the Merger, this Agreement and the transactions contemplated hereby. No other corporate proceedings or shareholder approvals on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than approval of the shareholders of Parent.)

          Section 4.03 Governmental Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby require no consent, waiver, approval, authorization or permit by or from, or action by or in respect of, or filing with, any Governmental Entity, other than: (i) the filing of certificates of merger as contemplated by Section 1.01(a); (ii) compliance with any applicable requirements of state takeover laws; (iii) compliance with the applicable requirements of the HSR Act; (iv) compliance with any applicable requirements of the Securities Act and the Exchange Act; (v) compliance with any applicable requirements of the Communications Act; (vi) filings under state securities or "blue-sky" laws; (vii) notice to, or consents, approvals or waivers from, the relevant Franchising Authorities or other third parties in connection with a change of control of the holder of the Franchises of the Company and the Company Subsidiaries and the FCC in connection with a change of control or a transfer of assets of the holder of the FCC licenses of the Company and the Company Subsidiaries, and (viii) such consents, waivers, approvals, authorizations, permits, filings or actions that, if not taken, made or obtained, would not in the aggregate have a Material Adverse Effect.

          Section 4.04 Non-contravention. Assuming compliance with the matters referred to in Section 4.03, the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby do not and will not: (i) assuming receipt of the approval of the shareholders of the Parent referred to in Section 4.02, contravene or conflict with the certificate of incorporation or by-laws of each of Parent and Merger Sub; (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent, Merger Sub or any Subsidiary of Parent that would be a significant subsidiary within the meaning of Regulation S-X under the Exchange Act (a "Significant Subsidiary of Parent"); (iii) assuming receipt of the approval of the shareholders of the Parent referred to in Section 4.02, result in a breach or violation of or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of Parent, Merger Sub or any Significant Subsidiary of Parent or to a loss of any material benefit to which Parent, Merger Sub or any Significant Subsidiary of Parent is entitled or require any consent, approval or authorization under any provision of any material agreement, contract or other instrument binding upon Parent, Merger Sub or any Significant Subsidiary of Parent or any of their respective assets (including any material license, franchise, permit or other similar authorization held by Parent, Merger Sub or any Significant Subsidiary of Parent); or (iv) result in the creation or imposition of any Lien on any material asset of Parent, Merger Sub or any Significant Subsidiary of Parent, except for such Violations that in the aggregate would not have a Material Adverse Effect.

          Section 4.05 Capitalization.

          (a) As of February 28, 1999, the authorized capital stock of Parent consisted of the following: (i) 200,000,000 shares of Class A Common Stock, par value $.01 per share, of which 42,328,343 were issued and outstanding; (ii) 25,000,000 shares of Class B Common Stock par value $.01 per share, of which 10,834,476 were issued and outstanding; and (iii) 5,000,000 shares of preferred stock, of which 1,500,000 shares (issued as 13% Redeemable Exchangeable Preferred Stock) and 80,000 shares (issued as 8 1/8% Series C Convertible Preferred Stock convertible into 9,433,962 shares of the Parent's Class A Common Stock) were issued and outstanding.

          (b) As of February 28, 1999, there were no outstanding options to purchase Parent Common Stock.

          (c) All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.05, as of February 28, 1999, there are outstanding
(i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent and (iii) no options or other rights to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. The securities described in clauses (a) and (b) of this Section 4.05 and the securities referred to in the Parent SEC Reports are referred to collectively as the "Parent Securities". Except pursuant to the terms of the Parent Securities, there are no outstanding obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Securities.

          (d) As of March 5, 1998, except as disclosed in the Parent SEC Reports and except with respect to the interests in the Persons listed in the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person other than to wholly-owned Parent Subsidiaries or in the ordinary course of business consistent with past practice.

          Section 4.06 Significant Subsidiaries.

          (a) Each Significant Subsidiary of Parent is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of organization, has all corporate, partnership or similar powers required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation or other legal entity and (if applicable) is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be duly organized, validly existing and in good standing or to have such powers would not have a Material Adverse Effect. As of March 5, 1999, all Significant Subsidiaries of Parent and their respective jurisdictions of organization are identified in the Parent Disclosure Schedule.

          (b) Except as disclosed in the Parent SEC Reports), all of the outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary of Parent, are owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as disclosed in the Parent SEC Reports, there are no outstanding (i) securities of Parent or any Significant Subsidiary of Parent convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of Parent or (ii) options or other rights to acquire from Parent or any Significant Subsidiary of Parent, and no other obligation of Parent or any Significant Subsidiary of Parent to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of Parent. The securities described in clauses (i) and (ii) above are referred to collectively as the "Parent Subsidiary Securities"). Except as disclosed in the Parent SEC Reports, there are no outstanding obligations of Parent or any Significant Subsidiary of Parent to repurchase, redeem or otherwise acquire any outstanding Parent Subsidiary Securities or pay any dividend or make any other distribution in respect thereof to a Person other than Parent or a wholly-owned Significant Subsidiary of Parent.

          Section 4.07 SEC Filings. Parent and Hyperion Telecommunications, Inc. each have filed with the SEC all forms, reports, definitive proxy statements, schedules and registration statements required to be filed with the SEC since March 31, 1998 (collectively, the "Parent SEC Reports"). Except for Hyperion Telecommunications, Inc., as of March 5, 1999, no Parent Subsidiary is required to file any report, form or document with the SEC pursuant to the Exchange Act or the Securities Act. As of their respective filing dates, no Parent SEC Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Parent SEC Reports when filed complied in all material respects with applicable requirements of the Securities Act and the Exchange Act.

          Section 4.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Reports fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto or in the case of unaudited interim financial statements as permitted by Form 10-Q of the SEC), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and its consolidated statements of operations, shareholders' equity and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

          Section 4.09 Disclosure Documents.

          (a) The registration statement on Form S-4 of Parent to be filed with the SEC in connection with the Merger (the "Registration Statement") and any amendment or supplement thereto, when filed, will comply as to form in all material respects with the applicable requirements of the Securities Act. At the time the Registration Statement is declared effective by the SEC, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. At the time the Proxy Statement/Prospectus included in the Registration Statement and forming a part thereof or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on the approval and adoption of this Agreement, the Proxy Statement/Prospectus, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 4.09(a) do not apply to statements in or omissions from the Registration Statement

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

or the Proxy Statement/Prospectus or any amendment or supplement thereto based upon information furnished to Parent by the Company for use therein.

          (b) None of the information furnished to the Company for use in (or incorporation by reference in) the Proxy Statement/Prospectus or any amendment or supplement thereto will contain, at the time the Proxy Statement/Prospectus included in the Registration Statement and forming a part thereof or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on the approval and adoption of this Agreement, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          Section 4.10 Absence of Certain Changes or Events. Since the date of the most recent audited financial statements included in the Parent SEC Reports, except (x) as contemplated by this Agreement or disclosed in the Parent SEC Reports and (y) for any change resulting from the transactions contemplated by this Agreement or general economic, financial, competitive or market conditions or conditions or circumstances generally affecting the cable television or communications industries, there has not been: (i) any change in the business, operations or financial condition of Parent or any of the Parent Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) any incurrence, assumption or guarantee by Parent or any of the Parent Subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices; or (iii) as of the date hereof, any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Parent or any of the Parent Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 4.11 Litigation. Except as set forth in the Parent SEC Reports filed prior to the date hereof, there is, as of the date hereof, no action, suit or proceeding pending, or to the knowledge of Parent threatened, against Parent or any Parent Subsidiary before any court, arbitrator or other Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 4.12 Brokers. None of Parent, Merger Sub or any Parent Subsidiary, or any of their respective officers, directors or employees, has employed any investment banker, broker, finder or other intermediary or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company or any Company Subsidiary is or might be liable prior to the Effective Time, except that Parent has retained Daniels & Associates, as its financial advisor.

          Section 4.13 Compliance with Applicable Laws. Parent and the Parent Subsidiaries are in substantial compliance with all laws, regulations and orders of any Governmental Entity applicable to them, except where the failure to comply would not have a Material Adverse Effect. Parent and each Parent Subsidiary have obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to






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

the conduct of its business, except where the failure to obtain such licenses, permits, franchises or other governmental authorizations would not have a Material Adverse Effect.

          Section 4.14 Interested Shareholder. As of the date of this Agreement, none of Parent, Merger Sub or any of their Affiliates is an "Interested Shareholder" as such term is defined in Section 14A:10A-3 of the NJBCA.

          Section 4.15 Ownership of Merger Sub; No Prior Activities. Merger Sub was formed by Parent solely for the purposes of engaging in the transactions contemplated hereby and has not engaged in any other activities. As of the date hereof and the Effective Time, all of the capital stock of Merger Sub is and will be owned directly by Parent.

          Section 4.16 Opinion of Financial Advisor. Parent has received the written opinion of Daniels & Associates to the effect that the Merger Consideration is fair from a financial point of view to the shareholders of Parent.

          Section 4.17 No Other Representations. Except as specifically set forth in this Article IV, Parent has not made, and the Company has not relied upon, any representations or warranties, whether express or implied.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

          Section 5.01 Conduct of the Company. From the date hereof until the Effective Time, the Company will not, and will cause the Company Subsidiaries not to, take or agree to take any action that would (i) interfere with the consummation of the transactions contemplated hereby or make such consummation more difficult or materially delay the consummation of such transactions, (ii) make any representation or warranty of the Company contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Date or (iii) result in any of the conditions to Closing in Article VIII not being satisfied. Except as contemplated by this Agreement or with the prior written consent of Parent (which consent will not be unreasonably withheld or delayed), the Company and the Company Subsidiaries will conduct their business in the ordinary course consistent with past practice and will use reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their officers and employees. From the date hereof until the Effective Time, the Company will not, and will not permit any of the Company Subsidiaries to, do any of the following:

          (a) adopt any amendment to its certificate of incorporation or by-laws;

          (b) except for issuances of Company Subsidiary Securities to the Company or a wholly-owned Company Subsidiary, issue, reissue or sell, or authorize the issuance, reissuance or sale of (i) additional shares of capital stock of any class, or securities






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

     convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than
     (1) pursuant to the exercise of Options outstanding on the date hereof or
     (2) upon the conversion of Class B Company Common Stock outstanding on the date hereof or (ii) any other securities in respect of, in lieu of or in substitution for, Company Common Stock outstanding on the date hereof;

          (c) declare, set aside or pay any dividend or any other actual, constructive or deemed distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or otherwise make any payments to shareholders of the Company in their capacity as such other than between the Company and any wholly-owned Company Subsidiary;

          (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

          (e) (i) increase the compensation or fringe benefits payable or to become payable to directors, officers or employees except for (w) cash bonuses to non-employee directors in an aggregate amount not to exceed $250,000, (x) increases in salary, wages and benefits of officers or employees of the Company or the Company Subsidiaries in the ordinary course consistent with past practice, (y) increases in salary, wages and benefits granted to officers and employees of the Company or the Company Subsidiaries in conjunction with new hires, promotions or other changes in job status , which increases are in the ordinary course consistent with past practice or (z) increases in salary, wages and benefits to employees of the Company or the Company Subsidiaries pursuant to collective bargaining agreements entered into in the ordinary course of business; (ii) pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units), other than (x) the payment of cash bonuses in timing and amount consistent with past practice and cash bonuses in lieu of stock option grants and equity incentive awards in timing and amount consistent with past practice, (y) the payment to five key executive officers of the Company of amounts designed to reimburse them for the incremental income taxes payable (as a result of the inability of any such officer to obtain capital gain treatment) with respect to the conversion into the right to receive the Merger Consideration of restricted shares issued under the 1992 Management Equity Incentive Plan and shares of Class A Company Common Stock issued upon exercise of Options pursuant to Section 1.14(a) and (z) the payment of approximately $14,000,000 to a "rabbi trust" to be established for the exclusive purpose of making premium payments when due on the "split-dollar" life insurance policies on the lives of Leonard and Claire Tow; (iii) grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of the Company Subsidiaries; or (iv) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any director, officer or current or former employee (an "Employee Benefit Arrangement"), except in each case to the extent required by applicable law or regulation and except as currently is being negotiated with the Communications Workers of America local in Los Angeles, California;

          (f) acquire, sell, lease, transfer, swap or dispose of any assets (other than in the ordinary course of business consistent with past practice) or securities or other interests which are material to the Company and its Subsidiaries, taken as a whole, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction outside the ordinary course of business other than transactions between any wholly-owned Company Subsidiary and the Company or another wholly-owned Company Subsidiary other than the sale, effective as of the Effective Time, of the shares of capital stock of Citizens Utilities Company owned by the Company to Leonard Tow or his designees at a price equal to the fair market value (based on the closing price of such stock on the date hereof) of such shares as of the date hereof as determined by the Company Board;

          (g) (i) incur, assume or prepay any long-term debt or incur or assume any short-term debt, except that the Company and the Company Subsidiaries may incur, assume or prepay debt in the ordinary course of business in the ordinary course consistent with past practice or under existing lines of credit; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or Persons that individually or in the aggregate are material; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person or Persons that individually or in the aggregate are material except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company, except in each case as may be necessary or desirable in connection with the financing of Century-TCI California, L.P.; or

          (h) agree to take any of the foregoing actions.

          Section 5.02 Other Transactions.

          (a) From the date hereof until the termination of this Agreement, the Company will not, and will not authorize or permit any of its Subsidiaries or any of its or the Company Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, solicit, to initiate or knowingly encourage any inquiries or the making of any proposal with respect to any Acquisition Transaction or to provide information to or negotiate, explore or otherwise engage in discussions with any Person (other than Parent, Merger Sub or any of their directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or to enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger. As of the date of this Agreement, the Company has discontinued, and has caused the Company Subsidiaries and its and their

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

respective directors, officers, employees, agents and representatives to discontinue, discussions or negotiations with all Persons or groups with whom discussions or negotiations previously have been held concerning any proposal with respect to an Acquisition Transaction. The Company promptly will notify Parent if any proposal or offer is received by, or any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Acquisition Transaction.

          (b) The Company Board will not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation of the Company Board of this Agreement and the Merger or (ii) approve or recommend, or propose to approve or recommend, any Acquisition Transaction other than the Merger. Nothing contained in this Section 5.02(b), however, will prohibit the Company Board from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with respect to any proposal relating to an Acquisition Transaction.

          (c) "Acquisition Transaction" means any merger, consolidation or other business combination, tender or exchange offer, recapitalization transaction or other similar transaction involving the Company or any Significant Subsidiary of the Company, acquisition of all or any material portion of the assets or capital stock of the Company or the acquisition of all or substantially all of the assets or capital stock of any Significant Subsidiary of the Company. "Acquisition Transaction" does not include the sale of shares of capital stock of Citizens Utilities Company.

          Section 5.03 Affiliates. The Company, prior to the Effective Time, will deliver to Parent a letter identifying all known persons who are, at the time of the Company Shareholder Meeting, in the Company's reasonable judgment, "affiliates" of the Company under Rule 145 of the Securities Act. The Company will furnish such information and documents as Parent reasonably may request for the purpose of reviewing such list. The Company will use its reasonable best efforts to obtain a written agreement in customary form from each person who may be so deemed as soon as practicable and, in any event, prior to the Effective Time.

                                   ARTICLE VI

                COVENANTS OF PARENT, MERGER SUB AND THE SURVIVING
                                   CORPORATION

          Section 6.01 Indemnification; Directors' and Officers' Insurance.

          (a) Parent and Merger Sub agree that all rights to indemnification existing in favor of each Person (the "Indemnified Parties") who is at the Effective Time or prior thereto has been an employee, agent, director or officer of the Company and the Company Subsidiaries as provided in their respective charters, by-laws or resolutions identified in the Company Disclosure Schedule, in an agreement between an Indemnified Party and the Company or any of the Company Subsidiaries (which agreement is identified in the Company Disclosure Schedule) will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time. In the event any claim is asserted or made within such six-year period, all rights to indemnification in respect of any such claim will continue until final disposition thereof.

          (b) Parent and the Surviving Corporation jointly and severally agree to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any Company Subsidiary or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, the Company or any Company Subsidiary, occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement. In the event any Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter occurring at or prior to the Effective Time, Parent will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Parent will pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.01.

          (c) Parent and the Surviving Corporation will cause to be maintained in effect for not less than six years from the Effective Time directors' and officers' liability insurance covering the directors and officers of the Company similar in scope and coverage to the directors' and officers' liability insurance maintained by Parent for its directors and officers.

          (d) The provisions of this Section 6.01 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

          Section 6.02 Employee Benefit Arrangements.

          (a) From and after the Effective Time, Parent will, and will cause the Surviving Corporation to, honor in accordance with their respective terms all Employee Benefit Arrangements to which the Company or any of the Company Subsidiaries is a party.

          (b) Parent agrees that, for a period of not less than one year after the Effective Time, it shall, or shall cause the Surviving Corporation to, provide Employee Benefit Arrangements for the benefit of the employees and former employees of the Company and its Subsidiaries, that in the aggregate are not materially less favorable than the Employee Benefit Arrangements in effect immediately prior to the Effective Time that are applicable to such employees or former employees, provided, however, that Parent, at its sole option, may provide Employee Benefit Arrangements to the employees and former employees of the Company and the Company Subsidiaries which, in the aggregate, are no less favorable than those applicable to similarly situated employees of Parent. Parent will take all actions required so that each employee of the Company or any Company Subsidiary as of the Effective Time will receive credit for eligibility and vesting purposes for his or her service with the Company or any Company Subsidiary prior to the Effective Time under any Employee Benefit Arrangements





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
established, maintained, continued or made available by Parent in which any such employee is eligible to participate.

          (c) Nothing in this Section 6.02 shall be construed to limit the ability of Parent to terminate the employment of any employee or to review Employee Benefit Arrangements from time to time and make such changes as it deems appropriate, subject to the terms of such Employee Benefit Arrangements.

          Section 6.03 Listing; Registration. Prior to the Effective Time, Parent will use its best efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market, subject only to notice of official issuance.

          Section 6.04 Conduct of Parent. From the date hereof until the Effective Time, Parent will not, and will cause the Parent Subsidiaries not to, take or agree to take any action that would (i) interfere with the consummation of the transactions contemplated hereby or make such consummation more difficult or materially delay the consummation of such transactions, (ii) make any representation or warranty of Parent or Merger Sub contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Date or (iii) result in any of the conditions to Closing in Article VIII not being satisfied.

          Section 6.05. Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                                   ARTICLE VII

                 COVENANTS OF PARENT, MERGER SUB AND THE COMPANY

          Section 7.01 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done and to assist and cooperate with the other parties in doing, as promptly as practicable, all things necessary, appropriate or advisable under applicable laws and regulations or otherwise to ensure that the conditions set forth in
Article VIII are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party will take all such action.

          Section 7.02 Registration Statement. Parent promptly will prepare and file the Registration Statement with the SEC under the Securities Act, and will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent promptly will take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Common Stock in connection with the Merger.





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

          Section 7.03 Company Shareholder Meeting.

          (a) Promptly upon the request of Parent but in no event prior to the date the Registration Statement is declared effective, the Company will take all action necessary in accordance with the NJBCA and its certificate of incorporation and by-laws to call, give notice of and hold a meeting (the "Company Shareholder Meeting") of its shareholders to consider and vote upon the approval and adoption of this Agreement and the Merger and for such other purposes as may be necessary or desirable.

          (b) Promptly after the date hereof, Parent and the Company will prepare a proxy statement pertaining to the Merger to be distributed to the holders of the Company Common Stock, which will constitute the prospectus included in the Registration Statement (the "Proxy Statement/Prospectus"). The Company Board will recommend that the shareholders of the Company vote to approve the Merger and adopt this Agreement and approve any other matters to be submitted to shareholders in connection therewith, and the Company will include such recommendation in the Proxy Statement/Prospectus.

          (c) Parent and the Company promptly will notify each other of the receipt of comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus or for additional information, and promptly will supply each other with copies of all correspondence between the parties and the SEC with respect thereto. If, at any time prior to the Company Shareholder Meeting, any event should occur relating to or affecting the Company, Parent or Merger Sub, or to their respective Subsidiaries, officers or directors, which event should be described in an amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus, the parties promptly will inform each other and cooperate in preparing, filing and having declared effective or clearing with the SEC and, if required by applicable state securities laws, distributing to the Company's shareholders such amendment or supplement.

          Section 7.04 Consents. Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all consents (including from any Franchising Authority and in connection with the change in control of the holder of the Franchises of the Company and the Company Subsidiaries), waivers, approvals, authorizations or permits of any Governmental Entity or any other Person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by this Agreement.

          Section 7.05 Public Announcements. Neither Parent nor the Company will issue any press release or make any other public announcement concerning this Agreement, the Merger or the transactions contemplated hereby without the prior consent of the other, except that either party may make such public disclosure that it believes in good faith to be required by law (in which event such party will notify the other party prior to making such disclosure).

          Section 7.06 Notification of Certain Matters. Parent and the Company promptly will notify the other of: (i) the occurrence or non-occurrence of any fact or event that would be reasonably likely to cause any (x) representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective






                                       29




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

Time or (y) material covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects; and
(ii) any failure of the Company, Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement contained in this Agreement.

          Section 7.07 Antitrust Matters.

          (a) Parent and the Company promptly will complete all documents required to be filed with the Federal Trade Commission and the Department of Justice in order to comply with the HSR Act and, together with the Persons who are required to join in such filings, will file the same with the appropriate Governmental Entities. Parent and the Company promptly will furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings and will take all reasonable actions and file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Entities, as may be required under the HSR Act for the consummation of the Merger.

          (b) Parent will use its best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign Governmental Entity ("Antitrust Laws"). If any suit is threatened or instituted challenging the Merger as violating any Antitrust Law, Parent will take such action (including opposing by all appropriate legal means any claim raised in any such suit and, if necessary, agreeing to hold separate or to divest any of the businesses, product lines or assets of Parent or any of its Affiliates controlled by it or of any of its Subsidiaries or Affiliates) as may be required (i) by the applicable Governmental Entity in order to resolve such objections as such Governmental Entity may have to such transactions under such Antitrust Law or (ii) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or governmental authority challenging the Merger as violating any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of the Merger. The entry by a court, in any suit brought by a private party or Governmental Entity challenging the Merger as violating any Antitrust Law, of an order or decree permitting the Merger but requiring that any of the businesses or assets of Parent or any Parent Subsidiary or Affiliates be divested or held separate by Parent, or that would otherwise limit Parent's freedom of action with respect to, or its ability to retain, the Company and the Company Subsidiaries or any portion thereof or any of Parent's or its Subsidiaries' or Affiliates' other assets or businesses, will not be deemed a failure to satisfy the conditions specified in Section 8.01(d).

          (c) Each party promptly will inform the other of any material communication from the Federal Trade Commission, the Department of Justice, the FCC or any other domestic or foreign Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, such party will endeavor in good faith to make, as soon as reasonably practicable and after consultation with the other party, an appropriate response to





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

such request. Parent promptly will advise the Company in respect of any understandings, undertakings or agreements which Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice, the FCC or any other domestic or foreign Governmental Entity in connection with the transactions contemplated by this Agreement.

          Section 7.08 Access to Information. From the date hereof until the Effective Time, Parent and the Company will, and will cause each of their Subsidiaries to: (i) give the other party and its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of such party and its Subsidiaries as the other party reasonably may request, and furnish the other party with such financial and operating data and other information as the other party reasonably may request; and (ii) instruct such parties' employees, counsel and financial advisors to cooperate with the other party in their investigation of the business of such party and its Subsidiaries.

          Section 7.09 Tax-free Reorganization. Prior to the Effective Time, each party will use its best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368 of the Code, and will not take any action reasonably likely to cause the Merger not to qualify as such a reorganization.

          Section 7.10 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, but only to the extent required by the NJBCA, shares of the Company Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders of shares of Company Common Stock who comply with all the provisions of the NJBCA concerning the right of holders of shares of Company Common Stock to dissent from the Merger and require appraisal of their shares ("Dissenting Shareholders") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Shareholder pursuant to the laws of the State of New Jersey; provided, however, that (i) if any Dissenting Shareholder shall subsequently withdraw his or her demand for appraisal or fail to establish or perfect or otherwise lose his or her appraisal rights as provided by applicable law, then such Dissenting Shareholder or Shareholders, as the case may be, shall forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration, without interest. The Company shall give Parent (A) prompt notice of any written demands for appraisal of shares of Company Common Stock, withdrawals of demands for appraisal and any other related instruments received by the Company, and (B) the opportunity to direct all negotiations and proceedings with respect to any such demands for appraisal. The Company will not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or settle, offer or otherwise negotiate to settle any demand.

          Section 7.11 Registration Rights. From and after the Effective Time, Parent agrees to grant the Class B Shareholders and their permitted assignees and transferees registration rights pursuant to a Registration Rights Agreement to be entered into promptly after the date hereof. Parent agrees that the registration rights shall include two demand registration rights and unlimited piggy-back rights subject to any existing registration rights agreements of

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

Parent at the expense of Parent with standard indemnification provisions. In addition, the Registration Rights Agreement will provide for the Class B Shareholders to be entitled to proportionate tag-along rights upon any sale or other transfer for value of shares of Parent Common Stock by members of the Rigas family.

          Section 7.12 Board of Directors. Parent agrees that from and after the Effective Time, for so long as the Class B Shareholders and their permitted assignees and transferees own at least 10% of the outstanding Common Stock of Parent, the Class B Shareholders and their permitted assignees and transferees shall be entitled to nominate up to three members of Parent's board of directors.

          Section 7.13 Citizens Joint Venture. At the Effective Time, Parent will purchase from Citizens Cable Company or its Affiliates the 50% interest owned by Citizens Cable Company in Citizens-Century Cable Television Venture for a purchase price to be mutually agreed upon by Parent, the Company and Citizens Cable Company.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

          Section 8.01 Conditions to the Obligations of Each Party. The respective obligations of the parties to consummate the Merger are subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

          (a) The shareholders of the Company shall have approved and adopted this Agreement and the Merger pursuant to the requirements of the Company's certificate of incorporation and by-laws and the NJBCA.

          (b) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated.

          (c) The Registration Statement shall have been declared effective in accordance with the provisions of the Securities Act and no stop order with respect thereto shall be in effect at the Effective Time.

          (d) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity entered after the parties have used their reasonable best efforts to prevent such entry. There shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity that prevents the consummation of the Merger.

          Section 8.02 Conditions Precedent to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or prior to the Effective Time, of each of the following further conditions:

          (a) Each of the representations and warranties of the Company contained in this Agreement shall have been true and correct in all respects when made and on and as of the Closing Date as if made on and as of such date. Parent shall have received a certificate to such effect of an executive officer of the Company.

          (b) The Company shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by it under this Agreement on or prior to the Closing Date. Parent shall have received a certificate to such effect of an executive officer of the Company.

          (c) All consents, waivers, approvals and authorizations required to be obtained from any Governmental Authority prior to the consummation of the transactions contemplated hereby shall have been obtained, except where the failure to obtain any such consent, waiver, approval or authorization would not have a Material Adverse Effect. For purposes of this Section 8.02(c), the failure to obtain required consents, waivers, approvals or authorizations from Franchising Authorities will not be deemed to cause a Material Adverse Effect unless the Franchises (excluding Franchises covering the City of Fairfield, California, Sonoma City, California and City of Rohnert Park, California) with respect to which such consents, waivers, approvals or authorizations are not obtained prior to the date referred to in Section 9.01(d) cover more than 50% of the subscribers of the Company and the Company Subsidiaries, taken as a whole (excluding Franchises covering the City of Fairfield, California, Sonoma City, California and City of Rohnert Park, California).

          (d) Parent shall have received an opinion of Buchanan Ingersoll Professional Corporation, dated the Effective Time, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Merger Sub and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Buchanan Ingersoll Professional Corporation may receive and rely upon representations contained in certificates of Parent and Merger Sub, the Company and others, in each case in form and substance reasonably acceptable to Buchanan Ingersoll Professional Corporation.

          Section 8.03 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to the Effective Time, of each of the following further conditions:

          (a) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct in all respects when made and on and as of the Closing Date as if made on and as of such date. The Company shall have received a certificate to such effect of an executive officer of Parent.

          (b) Each of Parent and Merger Sub shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by it under this Agreement on or prior to the Closing Date. The Company shall have received a certificate to such effect of an executive officer of Parent.

          (c) The shares of Parent Common Stock to be issued pursuant to the Merger shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

          (d) The Company shall have received an opinion of Gibson, Dunn & Crutcher LLP, dated the Effective Time, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Merger Sub and the Company should be a party to the reorganization within the meaning of
Section 368(b) of the Code. In rendering such opinion, Gibson, Dunn & Crutcher LLP may receive and rely upon representations contained in certificates of Parent and Merger Sub, the Company and others, in each case in form and substance reasonably acceptable to Gibson, Dunn & Crutcher LLP.

                                   ARTICLE IX

                                   TERMINATION

          Section 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

          (a)  by mutual written agreement of the Company and Parent;

          (b) by either the Company or Parent, if the Merger has not been consummated by June 5, 2000; provided that the right to terminate this Agreement pursuant to this Section 9.01(b) will not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

          (c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the parties from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (d) by Parent, upon a breach of any representation, warranty, covenant or agreement of the Company, or if any representation or warranty of the Company shall become untrue, in either case such that the conditions set forth in Section 8.02 would be incapable of being satisfied by June 5, 2000; and

          (e) by the Company, upon a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub, or if any representation or warranty of Parent or Merger Sub shall become untrue, in either case such that the conditions set forth in Section 8.03 would be incapable of being satisfied by June 5, 2000.

          The party desiring to terminate this Agreement pursuant to this
Section 9.01 (other than pursuant to Section 9.01(a)) shall give notice of such termination to the other party.

          Section 9.02 Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement will become void and of no effect with no liability on the part of any party hereto or its respective directors, officers or shareholders, except that the agreements contained in Section 9.03 will survive the termination hereof. Nothing herein shall relieve any party from liability for any breach of this Agreement.

          Section 9.03 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses. Notwithstanding anything in this Agreement to the contrary, in the event that this Agreement is terminated for any reason other than pursuant to Section 9.01 (a) or (e), then, (i) the Company shall reimburse Parent, within five (5) business days after such termination, for Parent's actual costs and expenses in connection with this Agreement and the transactions contemplated thereby, in an amount not to exceed $10,000,000 and
(ii) if (y) the Company enters into an agreement or (z) there is consummated an Acquisition Transaction with a third party, in each case within twenty-four (24) months after the date of such termination, the Company shall pay to Parent, within five (5) business days after such agreement is entered into or transaction is consummated, the amount of one hundred million dollars ($100,000,000) as compensation for the role that Parent played in creating the opportunity for such Acquisition Transaction by entering into this Agreement. The rights of Parent and the payments to which Parent is entitled under this
Section 9.03 are not exclusive, and are in addition to any other rights or remedies that Parent may have at law or in equity.

                                    ARTICLE X

                                  MISCELLANEOUS

          Section 10.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or by facsimile to the respective parties as follows:

               If to Parent or Merger Sub, to:

               Adelphia Communications Corporation
               Main at Water Street
               Coudersport, PA 16915
               Telephone:  814-274-9830
               Facsimile:  814-274-6586
               Attention:  Timothy J. Rigas, Executive Vice President

               with a copy to:

               Buchanan Ingersoll Professional Corporation
               One Oxford Centre, 21st Floor
               Pittsburgh, PA 15219
               Telephone:  412-562-8839
               Facsimile:  412-562-1041
               Attention:  Bruce I. Booken

               If to the Company, to:

               Century Communications Corp.
               50 Locust Avenue
               New Canaan, CT  06840
               Telephone: 203-972-2000
               Facsimile: 203-972-2013
               Attention: Office of the President

               with a copy to:

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, NY  10166
               Telephone: (212) 351-4000
               Facsimile: (212) 351-4035
               Attention: Steven R. Finley

or such other address or facsimile number as such party may specify for the purpose by written notice to the other parties hereto. Each such notice, request or other communication will be effective: (i) if delivered in person, when such delivery is made at the address specified in this Section 10.01; (ii) if delivered by overnight courier, the next business day after such delivery is sent to the address specified in this Section 10.01; or (iii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.01 and the appropriate confirmation is received.

          Section 10.02 Survival of Representations, Warranties and Agreements. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto will not survive beyond the Effective Time. This Section 10.02 will not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          Section 10.03 Amendment. This Agreement may be amended by the Company and Parent at any time before or after any approval of this Agreement by the shareholders of the Company. After any such approval, no amendment may be made that decreases the Merger Consideration or that adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

          Section 10.04 Extension; Waiver. At any time prior to the Effective Time, the parties may: (i) extend the time for the performance of any of the obligations or other acts of any other party; (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party; or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

          Section 10.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties.

          Section 10.06 Governing Law. This Agreement will be construed in accordance with and governed by the law of the State of Delaware applicable to agreements entered into and to be performed wholly within such State.

          Section 10.07 Jurisdiction. Each of the parties: (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or the Merger; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than a federal or state court sitting in the State of Delaware.

          Section 10.08 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party shall have received counterparts hereof signed by all of the other parties.

          Section 10.09 Entire Agreement; No Third-party Beneficiaries. This Agreement and the other agreements referred to herein or executed contemporaneously herewith constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party. This Agreement, other than as provided in Sections 6.01 and 6.02, is not intended to confer upon any Person other than the parties any rights or remedies.

          Section 10.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 10.11 Severability. In the event that any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

          Section 10.12 Definitions.

          (a) When used in this Agreement, the following terms have the following meanings:

          "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

          "Business Day" means any day other than a Saturday, Sunday or any other day on which banks in the State of New York are authorized or obligated to be closed.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Disclosure Schedule" means the Disclosure Schedules attached hereto provided by the Company.

          "Company Subsidiary" means any Subsidiary of the Company.

          "Environmental Law" means any applicable federal, state or local law, regulation, order, decree or judicial opinion or other agency requirement having the force and effect of law and relating to noise, odor, Hazardous Substances or the protection of public health or safety or any other environmental matter.

          "ERISA Affiliate" means a trade or business affiliated within the meaning of Sections 414(b), (c) or (m) of the Code.

          "Exchange Agent" means a bank or trust company organized under the laws of the United States or any state thereof with capital, surplus and undivided profits of at least $500,000,000.

          "Franchise" means a franchise within the meaning of
Section 602(9) of the Cable Communications Policy Act of 1984
(47 U.S.C. Section 522(9).

          "Franchising Authority" has the meaning such term is given by
Section 602(10) of the Cable Communications Policy Act of 1984 (47 U.S.C.
Section 522(10).

          "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law.

          "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of the applicable determination.

          "Governmental Entity" means any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          "Material Adverse Effect", except as otherwise provided in Section 8.02(c), means (i) with respect to the Company, a material adverse effect on the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, other than any such effect arising out of or resulting from the transactions contemplated by this Agreement or general economic, financial, competitive or market conditions or from changes in or affecting the cable television or communications industries generally or (ii) with respect to Parent or Merger Sub, a material adverse effect on the business, assets, operations or financial condition of Parent, Merger Sub and their Subsidiaries, taken as a whole, other than any such effect arising out of or resulting from the transactions contemplated by this Agreement or general economic, financial, competitive or market conditions or from changes in or affecting the cable television or communications industries generally.

          "Parent Common Stock" means the Class A common stock, par value $.01 per share, of Parent.

          "Parent Disclosure Schedule" means the Disclosure Schedules attached hereto provided by Parent

          "Parent Subsidiary" means any Subsidiary of Parent.

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          "SEC" means the Securities and Exchange Commission.

          "Subsidiary" of any Person means any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned or controlled by such Person.

          "Tax" and "Taxes" means all federal, state, local, foreign or other taxing authority net income, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

          (b) Each of the following additional terms is defined in the Section identified below:


        Acquisition Transaction........................................................5.02(c)
        Agreement.....................................................................Preamble
        Antitrust Laws.................................................................7.07(b)
        Class A Merger Consideration...................................................1.03(a)
        Class B Merger Consideration...................................................1.03(b)
        Class B Voting Agreement......................................................Recitals
        Class A Company Common Stock...................................................1.02(a)
        Class B Company Common Stock...................................................1.02(a)
        Class B Shareholders..........................................................Recitals
        Closing........................................................................1.01(b)
        Closing Date...................................................................1.01(b)
        Communications Act................................................................3.03
        Company.......................................................................Preamble
        Company Board.....................................................................3.02
        Company Common Stock...........................................................1.02(a)
        Company SEC Reports...............................................................3.07
        Company Securities.............................................................3.05(c)
        Company Shareholder Meeting....................................................7.03(a)
        Company Subsidiary Securities..................................................3.06(b)
        Effective Time.................................................................1.01(c)
        Employee Benefit Arrangement...................................................5.01(e)
        Employee Plan..................................................................3.13(a)
        ERISA..........................................................................3.13(c)
        Exchange Act......................................................................3.03
        Exchange Agent....................................................................1.05
        FCC ..............................................................................3.03
        HSR Act...........................................................................3.03
        Indemnified Parties............................................................6.01(a)
        Interested Shareholder............................................................4.14
        Letter of Transmittal.............................................................1.05
        Merger.........................................................................1.01(a)
        Merger Consideration...........................................................1.03(b)
        Merger Sub....................................................................Preamble
        NJBCA..........................................................................1.01(a)
        Option.........................................................................1.14(a)
        Option Plans...................................................................1.14(a)
        Parent........................................................................Preamble
        Parent Common Stock............................................................1.03(a)
        Parent SEC Reports................................................................4.07
        Parent Securities..............................................................4.05(c)
        Parent Shareholders...........................................................Recitals
        Parent Subsidiary Securities...................................................4.06(b)
        Proxy Statement/Prospectus.....................................................7.03(b)
        Registration Statement.........................................................4.09(a)



        Rigas Class B Voting Agreement................................................Recitals
        Securities Act....................................................................3.03
        Significant Subsidiary of Parent..................................................4.04
        Significant Subsidiary of the Company.............................................3.04
        Surviving Corporation..........................................................1.01(a)
        Violation.........................................................................3.04


          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by its respective authorized officer as of the day and year first above written.

                              ADELPHIA COMMUNICATIONS
                              CORPORATION


                              By: /s/
                                  -------------------------------------
                                  Name:
                                  Title:


                              ADELPHIA ACQUISITION SUBSIDIARY,
                              INC.


                              By: /s/
                                  --------------------------------------
                                  Name:
                                  Title:


                              CENTURY COMMUNICATIONS CORP.


                              By: /s/
                                  --------------------------------------
                                  Name:  Scott Schneider
                                  Title:  Chief Financial Officer

                                                                       EXHIBIT A

                            CLASS B VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Voting Agreement") is dated as of March 5, 1999 among Adelphia Communications Corporation, a Delaware corporation ("Parent"), and the holders of Class B Common Stock of Century Communications Corp., a New Jersey corporation (the "Company"), identified on Schedule 1 (the "Class B Shareholders").

                                    RECITALS

     A. Parent, Adelphia Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for the merger of Century with and into Merger Sub, on the terms, and subject to the conditions, set forth therein.

     B As an inducement to Parent to enter into the Merger Agreement and to incur the obligations set forth therein, the Class B Shareholders have agreed to enter into this Voting Agreement concurrently with the execution and delivery of the Merger Agreement.

     In consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the Class B Shareholders agree as follows.

     Section 1. Definitions. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Merger Agreement.

     Section 2. Representations and Warranties of the Class B Shareholders. Each Class B Shareholder, severally and not jointly, represents and warrants to Parent in respect to itself as follows:

          (a) Authority. Such Class B Shareholder has all requisite power and authority to enter into this Voting Agreement and to comply with its obligations hereunder. This Voting Agreement has been duly executed and delivered by such Class B Shareholder and constitutes the valid and binding obligation of such Class B Shareholder, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

          (b) Non-contravention. The execution and delivery of this Voting Agreement do not, and compliance with such Class B Shareholder's obligations hereunder will not, (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Class B Shareholder or the Certificate of Incorporation or By-laws of the Company; (ii) result in a breach or violation of or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under or require any consent, approval or authorization under any provision of any agreement for borrowed money that is secured by a Lien upon the Class B Company Common Stock owned by such Class B Shareholder or any trust or similar agreement applicable to the Class B Company Common Stock owned by such Class B Shareholder.

          (c) Ownership. Such Class B Shareholder is the record and beneficial owner of, and has valid title to, the shares of Class B Company Common Stock (the "Class B Shares") and Options, if any, set forth opposite the name of such Class B Shareholder on Schedule 1 free and clear of any Lien (other than any Lien deemed to be created hereby and restrictions on transfer arising under federal and state securities laws). Such Class B Shareholder has the sole right to vote such Class B Shares and any shares of Class A Company Common Stock issuable on exercise of such Options or on conversion of such Class B Shares.

          (d) Merger Agreement. Each Class B Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Class B Shareholder's execution and delivery of this Agreement.

     Section 3. Agreement to Vote. Until the earlier of (i) termination of the Merger Agreement pursuant to Section 9.01 thereof or (ii) the Effective Time, each Class B Shareholder, severally and not jointly, agrees that, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which its vote, consent or approval (including written consent) is sought, such Class B Shareholder will vote, or cause to be voted (including by execution of a written consent), its Class B Shares: (i) in favor of the Merger, the approval and adoption of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement and the calling of any shareholder meeting to consider any of the foregoing; and (ii) against (A) any other merger agreement or other merger, consolidation, combination, sale of substantial assets (other than the shares of capital stock of Citizens Utilities Company owned by the Company), reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Transaction or (B) any amendment to the Company's Certificate of Incorporation or By-laws or other proposal, which amendment or proposal would impede, frustrate, prevent or nullify the Merger or the Merger Agreement or any of the transactions contemplated by the Merger Agreement or change the voting rights of any class of capital stock of the Company.

     Section 4. Covenants of the Class B Shareholders. Until the termination of this Voting Agreement pursuant to Section 5, each Class B Shareholder, severally and not jointly, agrees as follows:

          (a) Except as provided in the immediately succeeding sentence or pursuant to this Voting Agreement, such Class B Shareholder will not: (i) sell, transfer, pledge, assign or otherwise encumber or dispose of (a "Transfer"), or enter into any contract, option or other arrangement with respect to a Transfer of, such Class B Shareholder's Class B Shares to any Person other than pursuant to the Merger; (ii) convert such Class B Shares to Class A Common Stock; or
(iii) enter into any voting arrangement, whether by proxy, power of attorney, voting agreement, voting trust or otherwise, with respect to the Class B Shares. Each Class B

Shareholder, for estate planning or similar purposes, may, on notice to Parent, Transfer Class B Shares to a transferee following the due execution and delivery to Parent by such transferee of a counterpart to this Voting Agreement.

          (b) Such Class B Shareholder will execute and deliver the written agreement contemplated by Section 5.03 of the Merger Agreement.

          (c) Such Class B Shareholder will not solicit, initiate or knowingly encourage the submission to the Company of any proposal relating to an Acquisition Transaction or participate in any negotiations regarding, or furnish any information to any Person for the purposes of encouraging, a proposal relating to an Acquisition Proposal in all cases other than the Merger.

          (d) Such Class B Shareholder will not take any action that would in any way restrict, limit or interfere with the performance of such Class B Shareholder's obligations hereunder or the transactions contemplated hereby.

     Section 5. Termination. This Agreement will terminate on the earlier of (i) June 5, 2000, (ii) the Effective Time or (iii) termination of the Merger Agreement pursuant to Section 9.01 thereof.

     Section 6. Shareholder Capacity. No Class B Shareholder who is a director or officer of the Company makes any agreement in this Voting Agreement in his or her capacity as such director or officer. Each Class B Shareholder is entering into this Voting Agreement solely in such Person's capacity as a shareholder of the Company. The provisions of this Voting Agreement shall not apply to actions taken or omitted to be taken by any such Person in his or her capacity as a director or office of the Company.

     Section 7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     EACH CLASS B SHAREHOLDER AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING WITH RESPECT TO THIS AGREEMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND AGREES TO VENUE IN SUCH COURTS. EACH CLASS B SHAREHOLDER HEREBY APPOINTS THE SECRETARY OF THE COMPANY AS HIS OR HER AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF THE FOREGOING SENTENCE ONLY. EACH PARTY HERETO WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH ANY SUCH SUIT OR PROCEEDING.

     Section 8. Miscellaneous.

          (a) All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or by facsimile to the respective parties as follows:

     If to Parent:

               Adelphia Communications Corporation
               Main at Water Street
               Coudersport, PA 16915
               Telephone:  814-274-9830
               Facsimile:  814-274-7098
               Attention:  Timothy J. Rigas, Executive Vice President
                              and
                           Colin Higgin, Esquire

               with a copy to:

               Buchanan Ingersoll Professional Corporation
               One Oxford Centre, 21st Floor
               Pittsburgh, PA 15219
               Telephone:  412-562-8839
               Facsimile:  412-562-1041
               Attention:  Bruce I. Booken
                           Carl E. Rothenberger

     If to any of the Class B Shareholders, to their respective addresses set forth on Schedule A, with a copy to:

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, NY  10166
               Telephone: (212) 351-4000
               Facsimile: (212) 351-4035
               Attention: Steven R. Finley

or such other address or facsimile number as such party may specify for the purpose by written notice to the other parties. Each such notice, request or other communication will be effective: (i) if delivered in person, when such delivery is made at the address specified in this Section 8(a); (ii) if delivered by reputable overnight courier, the next business day after such notice, request or other communication is sent to the address specified in this
Section 8(a); or (iii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8(a) and the appropriate confirmation is received.

     (b) The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto will not survive beyond the termination of this Voting Agreement.

     (c) This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     (d) This Agreement will be construed in accordance with and governed by the law of the State of Delaware applicable to agreements entered into and to be performed wholly within such State.

     (e) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party shall have received counterparts hereof signed by all of the other parties.

     IN WITNESS WHEREOF, each of the parties has caused this Voting Agreement to be duly executed as of the day and year first above written.

                              ADELPHIA COMMUNICATIONS
                              CORPORATION


                              By: /s/
                                  ---------------------------------
                                  Name:
                                  Title:


                              /s/
                              -------------------------------------
                              Leonard Tow

                              THE CLAIRE TOW TRUST


                              By: /s/
                                  ---------------------------------
                                  Leonard Tow, Trustee


                              By: /s/
                                  ---------------------------------
                                  Claire Tow, Trustee


                              By: /s/
                                  ---------------------------------
                                  David Z. Rosensweig, Trustee


                              THE TRUST CREATED BY CLAIRE TOW
                              UNDER DATE OF DECEMBER 10, 1979


                              By: /s/
                                  ---------------------------------
                                  David Z. Rosensweig, Trustee

                                   SCHEDULE 1

--------------------------------------------------------------------
CLASS B SHAREHOLDER                         CLASS B SHARES
--------------------------------------------------------------------
LEONARD TOW                                   18,971,095
--------------------------------------------------------------------
TRUST DATED DECEMBER 10, 1979 BY               2,813,365
CLAIRE TOW AS GRANTOR
--------------------------------------------------------------------
THE CLAIRE TOW TRUST, CREATED                 20,537,599
UNDER DATE OF JULY 1973 BY
LEONARD TOW AS GRANTOR
--------------------------------------------------------------------


                                                                       EXHIBIT B

                         RIGAS CLASS B VOTING AGREEMENT

          THIS VOTING AGREEMENT (this "Voting Agreement") is dated as of March 5, 1999 among Century Communications Corp., a New Jersey corporation ("Century"), and certain of the holders of Class B Common Stock of Adelphia Communications Corporation, a Delaware corporation (the "Company"), identified on Schedule 1 (the "Class B Stockholders").

                                    RECITALS

          A. The Company, Adelphia Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Century have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for the merger of Century with and into Merger Sub, on the terms, and subject to the conditions, set forth therein.

          B As an inducement to Century to enter into the Merger Agreement and to incur the obligations set forth therein, the Class B Stockholders have agreed to enter into this Voting Agreement concurrently with the execution and delivery of the Merger Agreement.

          In consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the Class B Stockholders agree as follows.

          Section 1. Definitions. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Merger Agreement.

          Section 2. Representations and Warranties of the Class B Stockholders. Each Class B Stockholder, severally and not jointly, represents and warrants to Century in respect to himself as follows:

          (a) Authority. Such Class B Stockholder has all requisite power and authority to enter into this Voting Agreement and to comply with its obligations hereunder. This Voting Agreement has been duly executed and delivered by such Class B Stockholder and constitutes the valid and binding obligation of such Class B Stockholder, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

          (b) Non-contravention. The execution and delivery of this Voting Agreement do not, and compliance with such Class B Stockholder's obligations hereunder will not, (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Class B Stockholder or the Certificate of Incorporation or By-laws of the Company; (ii) result in a breach or violation of or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under or require any consent, approval or authorization under any provision of any agreement for borrowed money that is secured by a Lien upon the Class B Common Stock owned by such Class B Stockholder or any trust or similar agreement applicable to the Class B Common Stock owned by such Class B Stockholder.

          (c) Ownership. Such Class B Stockholder is the record and beneficial owner of, and has valid title to, the shares of Class B Common Stock (the "Class B Shares") and Options, if any, set forth opposite the name of such Class B Stockholder on Schedule 1 free and clear of any Lien (other than any Lien deemed to be created hereby and restrictions arising under federal and state securities laws and that certain Class B Stockholder Agreement, dated as of July 1, 1986, by and among the Company, the Class B Stockholders and certain other holders of the Class B Common Stock of the Company (the "Rigas Class B Stockholder Agreement")). Except as set forth in the Rigas Class B Stockholder Agreement, such Class B Stockholder has the sole right to vote such Class B Shares and any shares of Class A Company Common Stock issuable on exercise of such Options or on conversion of such Class B Shares. Nothing contained in the Rigas Class B Stockholder Agreement will limit the ability of any Class B Stockholder from complying with his obligations under this Agreement.

          (d) Merger Agreement. Each Class B Stockholder understands and acknowledges that Century is entering into the Merger Agreement in reliance upon the Class B Stockholder's execution and delivery of this Agreement.

          Section 3. Agreement to Vote. Until the earlier of (i) termination of the Merger Agreement pursuant to Section 9.01 thereof or (ii) the Effective Time, each Class B Stockholder, severally and not jointly, agrees that, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which his vote, consent or approval (including written consent) is sought, such Class B Stockholder will vote, or cause to be voted (including by execution of a written consent), his Class B Shares: (i) in favor of each item or proposal of the Company necessary to effect the Merger and each of the other transactions contemplated by the Merger Agreement and the calling of any stockholder meeting to consider any of the foregoing; and (ii) against any amendment to the Company's Certificate of Incorporation or By-laws or other proposal, which amendment or proposal would impede, frustrate, prevent or nullify the Merger or the Merger Agreement or any of the transactions contemplated by the Merger Agreement or change the voting rights of any class of capital stock of the Company.

          Section 4. Covenants of the Class B Stockholders. Until the termination of this Voting Agreement pursuant to Section 5, each Class B Stockholder, severally and not jointly, agrees as follows:

          (a) Except as provided in the immediately succeeding sentence or pursuant to this Voting Agreement, such Class B Stockholder will not: (i) sell, transfer, pledge, assign or otherwise encumber or dispose of (a "Transfer"), or enter into any contract, option or other arrangement with respect to a Transfer of, such Class B Stockholder's Class B Shares to any Person; (ii) convert such Class B Shares to Class A Common Stock; or (iii) enter into any voting arrangement, whether by proxy, power of attorney, voting agreement, voting trust or otherwise, with respect to the Class B Shares, other than any agreement that amends or restates the Rigas Class B Stockholder Agreement and that is not inconsistent with the obligations of such Class B Stockholder hereunder. Each Class B Stockholder, for estate planning or similar purposes, may, on notice to Century, Transfer Class B Shares to a transferee following the due execution and delivery to Century by such transferee of a counterpart to this Voting Agreement.

          (b) Such Class B Stockholder will not take any action that would in any way restrict, limit or interfere with the performance of such Class B Stockholder's obligations hereunder or the transactions contemplated hereby.

          Section 5. Termination. This Agreement will terminate on the earlier of (i) June 5, 2000, (ii) the Effective Time or (iii) termination of the Merger Agreement pursuant to Section 9.01 thereof.

          Section 6. Stockholder Capacity. No Class B Stockholder who is a director or officer of the Company makes any agreement in this Voting Agreement in his capacity as such director or officer. Each Class B Stockholder is entering into this Voting Agreement solely in such Person's capacity as a stockholder of the Company. The provisions of this Voting Agreement shall not apply to actions taken or omitted to be taken by any such Person in his capacity as a director or office of the Company.

          Section 7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          EACH CLASS B STOCKHOLDER AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING WITH RESPECT TO THIS AGREEMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND AGREES TO VENUE IN SUCH COURTS. EACH CLASS B STOCKHOLDER HEREBY APPOINTS THE SECRETARY OF THE COMPANY AS HIS OR HER AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF THE FOREGOING SENTENCE ONLY. EACH PARTY HERETO WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH ANY SUCH SUIT OR PROCEEDING.

          Section 8. Miscellaneous.

          (a) All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or by facsimile to the respective parties as follows:

          If to Century:

               Century Communications Corp.
               50 Locust Avenue
               New Canaan, CT  06840
               Telephone: 203-972-2000
               Facsimile: 203-972-2013
               Attention: Office of the President

               with a copy to:

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, NY  10166
               Telephone: (212) 351-4000
               Facsimile: (212) 351-4035
               Attention: Steven R. Finley

          If to any of the Class B Stockholders, to their respective addresses set forth on Schedule 1, with a copy to:

               Buchanan Ingersoll Professional Corporation
               One Oxford Centre, 21st Floor
               Pittsburgh, PA 15219
               Telephone:  412-562-8839
               Facsimile:  412-562-1041
               Attention:  Bruce I. Booken
                           Carl E. Rothenberger

or such other address or facsimile number as such party may specify for the purpose by written notice to the other parties. Each such notice, request or other communication will be effective: (i) if delivered in person, when such delivery is made at the address specified in this Section 8(a); (ii) if delivered by reputable overnight courier, the next business day after such notice, request or other communication is sent to the address specified in this
Section 8(a); or (iii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8(a) and the appropriate confirmation is received.

          (b) The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto will not survive beyond the termination of this Voting Agreement.

          (c) This Agreement may not be amended except by an instrument in writing signed on behalf of Century and Class B Stockholders holding a majority of the Class B Shares subject to this Agreement.

          (d) This Agreement will be construed in accordance with and governed by the law of the State of Delaware applicable to agreements entered into and to be performed wholly within such State.

          (e) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party shall have received counterparts hereof signed by all of the other parties.

               IN WITNESS WHEREOF, each of the parties has caused this Voting Agreement to be duly executed as of the day and year first above written.

                              CENTURY COMMUNICATIONS CORP.



                              By: /s/
                                  -----------------------------------
                                  Name:  Scott Schneider
                                  Title:  Chief Financial Officer


                                  /s/
                                  -----------------------------------
                                      John J. Rigas



                                  /s/
                                  -----------------------------------
                                     Michael J. Rigas



                                  /s/
                                  -----------------------------------
                                     Timothy J. Rigas



                                  /s/
                                  -----------------------------------
                                      James P. Rigas

                                   SCHEDULE 1



CLASS B STOCKHOLDER                                   CLASS B SHARES       OPTIONS
-------------------                                   --------------       -------
JOHN J. RIGAS
Adelphia Communications Corporation                      5,785,055         NONE.
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

----------------------------
----------------------------

MICHAEL J. RIGAS
Adelphia Communications Corporation                      1,818,021         NONE.
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

----------------------------
----------------------------

TIMOTHY J. RIGAS
Adelphia Communications Corporation                      1,818,021         NONE.
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

----------------------------
----------------------------

JAMES P. RIGAS
Adelphia Communications Corporation                     1,053,685          NONE.
Main at Water Street
Coudersport, PA 16915
Telephone:  814-274-9830
Facsimile:  814-274-6586

----------------------------
----------------------------
